Exhibit 1

Analyst Guide

NISSIN CO., LTD.

November 2004

If you have any questions regarding this report,
please contact the IR department at +81-3-3348-2423 or info-ir@nissin-f.co.jp

FORWARD-LOOKING STATEMENTS

      The forward-looking statements about our industry, our business, our plans and objectives, our financial condition and our results of operations are based on our current expectations, assumptions, estimates and projections about our business, our industry and capital markets. These forward-looking statements are subject to various risks and uncertainties. These statements discuss future expectations, identify strategies, discuss market trends, contain projections of results of operations or of financial condition, or state other forward-looking information.

       Important risks and factors that could cause our actual results to differ materially from the forward-looking statements include, without limitation:

•	the effect of weak domestic economic conditions;

•	competition from large consumer finance companies and other financial institutions;

•	our exposure to negative publicity about the consumer or business finance industries generally or us specifically;

•	potential changes to legislation, including restrictions on interest rates, to regulations for the money lending business and to government policy, including Japan’s monetary policy;

•	the growing variety of legal means with which debtors can seek protection from creditors;

•	the uncertain liquidity of Japan’s capital markets and availability of funding from lenders on favorable terms;

•	the reliability of information or technological systems and networks;

•	the influence of our president and his family over important decision;

•	our ability to pursue and maintain profitable joint ventures and strategic alliances; and

•	regulations and increasing competition in the loan servicing market which Nissin Servicer Co., Ltd. operates.

      Known and unknown risks, uncertainties and other factors could cause our actual operating results to differ materially from those contained in or suggested by any forward-looking statement. We cannot promise that our expectations, projections, anticipated results, estimates or other information expressed in or underlying these forward-looking statements will turn out to be correct, and our actual results could materially differ from and be worse than our expectations.

CONTENTS

I	Consolidated Operating Results
1	Consolidated Operating Results as of or for the six months ended Sept. 30, 2004
2	Consolidated Balance Sheet as of Sept. 30, 2004
3	Operating Results of Nissin Servicer Co., Ltd. for the six months ended Sept. 30, 2004
4	Financial Ratios
5	Adjusted Per Share Data
II	Non-Consolidated Operating Results
6	Non-Consolidated Operating Results as of or for the six months ended Sept. 30, 2004
7	Non-Consolidated Balance Sheet as of Sept. 30, 2004
8	Balance of Loans Receivable and Number of Accounts by Product
9	Applications and Approvals by Product
10	Customer Attributes (I)
11	Customer Attributes (II)
12	Attributes of Guarantor
13	Number of Offices/Productivity
14	Loans charged off and Allowance for loan losses
15	Interest Rate on Loans Outstanding and Borrowing
16	Breakdown of Borrowings as of Sept. 30, 2004
17	Financial Ratios
18	Adjusted Per Share Data

Consolidated Operating Results

Japanese GAAP

consolidated

Consolidated Operating Results
as of or for the six months ended Sept. 30, 2004

	(millions of yen, %)

	9/03	% of total	9/04	% of total	% change

Total loans receivable	170,192	100.0	137,521	100.0	–19.2
Loans to consumers	97,870	57.5	53,252	38.7	–45.6
Consumer loans	37,797	22.2	2,374	1.7	–93.7
Wide loans	60,073	35.3	50,878	37.0	–15.3
Loans to small business owners	70,663	41.5	73,923	53.8	4.6
Small business owner loans	52,962	31.1	54,724	39.8	3.3
Business Timely loans	17,701	10.4	19,198	14.0	8.5
Secured loans	1,441	0.9	10,189	7.4	606.7
Notes receivable	216	0.1	155	0.1	–28.2

Assets held for leases and installment loans	—	—	3.137	—	—

Purchased loans receivable	4,536	—	6,738	—	48.5

Guaranteed loans outstanding	2,394	—	5,663	—	136.5

Total operating revenues	22,958	100.0	20,813	100.0	–9.3
Interest income from notes and loans receivable	19,823	86.3	15,398	74.0	–22.3
Loans to consumers	11,729	51.0	7,097	34.1	–39.5
Consumer loans	5,064	22.0	1,654	7.9	–67.3
Wide loans	6,665	29.0	5,443	26.2	–18.3
Loans to small business owners	8,002	34.9	7,900	38.0	–1.3
Small business owners loans	5,736	25.0	5,488	26.4	–4.3
Business Timely loans	2,265	9.9	2,412	11.6	6.5
Secured loans	86	0.4	365	1.7	321.7
Notes receivable	4	0.0	35	0.2	642.0
Revenue from purchased loans collected	2,082	9.1	3,055	14.7	46.7
Other financial income	0	0.0	0	0.0	–71.3
Other operating income	1,051	4.6	2,358	11.3	124.3

Total operating expenses	17,259	75.2	16,210	77.9	–6.1
Financial costs	1,741	7.6	1,419	6.8	–18.5
Costs of purchased loans collected	1,266	5.5	1,374	6.6	8.5
Other operating expenses	14,251	62.1	13,416	64.5	–5.9
Advertising expenses	67	0.3	68	0.3	1.6
Commission fees	354	1.5	422	2.0	19.1
Loans charged off	10	0.0	33	0.2	217.5
Provision for loan losses	7,135	31.1	4,779	23.0	–33.0
Salaries and employees benefits	3,350	14.6	3,316	15.9	–1.0
Lease and rental expenses	959	4.2	1,018	4.9	6.1
Other	2,373	10.4	3,777	18.2	59.1

Operating income	5,698	24.8	4,603	22.1	–19.2

Other income	22	0.1	491	2.4	—
Other expenses	177	0.8	324	1.6	83.1

Ordinary income	5,543	24.1	4,770	22.9	–14.0

Special gains	170	0.7	4,857	23.3	—
Special losses	674	2.9	31	0.1	–95.4

Income before income taxes	5,040	21.9	9,596	46.1	90.4
Net income	2,783		6,054	29.1	117.5

Earnings per share (¥)	22.2	—	23.9	—	—

Note	1:	The average number of shares of common stock outstanding for the six months ended September 30, 2003 was 125,633,219 shares.
Note	2:	The average number of shares of common stock outstanding for the six months ended September 30, 2004 was 253,519,211 shares.
Note	3:	Nissin completed a 2 for 1 stock split on May 20, 2004.

consolidated

Consolidated Balance Sheet as of Sept. 30, 2004

	(millions of yen, %)

	3/04	% of total	9/04	% of total	¥ change

Current assets	193,376	93.0	165,373	87.1	–28,003
Cash and deposits	20,252	9.8	22,062	11.6	1,810
Notes and loans receivable	175,440	84.4	137,521	72.4	–37,918
Purchased loans receivable	5,059	2.4	6,738	3.6	1,678
Other	3,766	1.8	7,078	3.7	3,311
Allowance for loan losses	–11,142	–5.4	–8,027	–4.2	3,114

Fixed assets	14,579	7.0	24,525	12.9	9,946
Tangible fixed assets	1,294	0.6	1,974	1.0	680
Land	355	0.2	355	0.2	—
Other	938	0.4	1,618	0.8	680
Intangible fixed assets	1,085	0.5	2,367	1.3	1,282
Investments and other assets	12,198	5.9	20,182	10.6	7,984
Investment securities	9,661	4.7	13,775	7.2	4,113
Other	5,640	2.7	9,652	5.1	4,011
Allowance for loan losses	–3,103	–1.5	–3,244	–1.7	–140

Total assets	207,955	100.0	189,898	100.0	–18,057

Current liabilities	84,142	40.4	68,999	36.3	–15,142
Short-term interest-bearing debts	79,107	38.1	63,008	33.2	–16,098
Other	5,034	2.3	5,991	3.1	956

Long-term liabilities	69,819	33.6	60,512	31.9	–9,307
Long-term interest-bearing debts	68,770	33.1	59,670	31.4	–9,099
Other	1,049	0.5	842	0.5	–207

Total liabilities	153,961	74.0	129,511	68.2	–24,450

Minority interests	161	0.1	800	0.4	639

Common stock	7,218	3.5	7,245	3.8	27

Additional paid-in capital	9,691	4.7	9,842	5.2	151

Retained earnings	37,503	18.0	42,887	22.6	5,383

Unrealized gains (losses) on investment securities	3,147	1.5	2,917	1.5	–229

Treasury stock	–3,727	–1.8	–3,307	–1.7	420

Total shareholders’ equity	53,832	25.9	59,585	31.4	5,753

Total liabilities, minority interests and shareholders’ equity	207,955	100.0	189,898	100.0	–18,057

consolidated

Operating Results of Nissin Servicer Co., Ltd.
for the six months ended Sept. 30, 2004

Income Statement for the six months ended Sept. 30, 2004			(millions of yen, %)

		% of operating		% of operating
	9/03	revenues	9/04	revenues	% change

Contract amount of purchased loans receivable	734,614	—	847,696	—	15.4

Operating revenues	2,109	100.0	3,344	100.0	58.6
Revenue from purchased loans collected	2,082	98.7	3,055	91.4	46.7
Other revenues	26	1.3	289	8.6	—

Operating expenses	1,282	60.8	1,642	49.1	28.1
Costs of purchased loans collected	1,266	60.0	1,374	41.1	8.5
Other costs	16	0.8	268	8.0	—

Gross profit	826	39.2	1,702	50.9	105.9

Selling, general and administrative expenses	358	17.0	869	26.0	142.8

Operating income	468	22.2	833	24.9	77.8

Ordinary income	406	19.3	760	22.7	87.0

Net income	229	10.9	446	13.4	94.9

Earnings per share (¥)	22,933.2	—	19,896.3	—	—

Consolidated Balance Sheet as of Sept. 30, 2004				(millions of yen, %)

	3/04	% of total	9/04	% of total	¥ change

Current assets	6,408	95.9	9,700	90.5	3,291
Cash and deposits	1,639	24.5	2,737	25.5	1,098
Purchased loans receivable	5,059	75.7	6,738	62.9	1,678
Other	427	6.4	1,277	11.9	849
Allowance for loan losses	–717	–10.7	–1,052	–9.8	–335

Fixed assets	276	4.1	1,021	9.5	745
Tangible fixed assets	30	0.5	28	0.3	–2
Intangible fixed assets	0	0.0	0	0.0	–0
Investments and other assets	244	3.6	992	9.2	747

Total assets	6,684	100.0	10,722	100.0	4,037

Current liabilities	2,509	37.5	3,416	31.8	907
Short-term interest-bearing debts	1,883	28.2	2,834	26.4	951
Other	625	9.3	581	5.4	–44

Long-term liabilities	2,631	39.4	3,232	30.2	601
Long-term interest-bearing debts	2,626	39.3	3,210	30.0	584
Other	4	0.1	21	0.2	16

Total liabilities	5,140	76.9	6,649	62.0	1,508

Total shareholders’ equity	1,544	23.1	4,072	38.0	2,528

Total liabilities and shareholders’ equity	6,684	100.0	10,722	100.0	4,037

Note	1:	Established in July 2001 and started operation in October 2001.
Note	2:	Results for the year ended March 31, 2004 are on a consolidated basis because Nissin Servicer established J One Investment Co., Ltd, a wholly-owned subsidiary, and CN Capital Co., Ltd., a 50% owned equity-method affiliate, in January 2004.
Note	3:	Nissin Servicer Co., Ltd. completed a 2 for 1 stock split on June 1, 2004.
Note	4:	Nissin Servicer established CN Two Co., Ltd., a 50% owned equity-method affiliate, on August 25, 2004.

consolidated

Financial Ratios

	(millions of yen)

	9/00	9/01	9/02	9/03	9/04

Operating income	4,202	4,185	4,916	5,698	4,603
Ordinary income	4,055	3,837	4,850	5,543	4,770
Net income	2,339	1,942	2,519	2,783	6,054
Shareholders’ equity ratio (%)	25.0	24.5	23.0	23.8	31.4
Return on equity (%)	6.6	4.9	5.8	6.1	10.7
Operating income to total assets (%)	3.0	2.5	2.7	2.9	2.3
Ordinary income to total assets (%)	2.9	2.3	2.6	2.8	2.4
Return on assets (%)	1.6	1.2	1.4	1.4	3.0
Operating margin (%)	26.8	24.0	22.9	24.8	22.1
Ordinary income margin (%)	25.8	22.0	22.5	24.1	22.9
Net income margin (%)	14.9	11.1	11.7	12.1	29.1
Current ratio (%)	303.6	295.8	290.4	255.2	239.7
Fixed assets ratio (%)	35.1	30.6	25.3	19.1	41.2

consolidated

Adjusted Per Share Data

Adjusted per share data				(yen)

	9/00	9/01	9/02	9/03	9/04

Net income	9.0	7.4	9.7	11.1	23.9
Shareholders’equity	141.2	154.6	169.9	188.7	234.1

(%) change from a corresponding period of previous year					(%)

	9/00	9/01	9/02	9/03	9/04

Net income	—	–18.1	31.2	14.1	115.5
Shareholders’ equity (compared to the end of the previous year)	—	4.0	3.7	6.5	9.9

Per share data (unadjusted)			(yen)

	9/00	9/01	9/02	9/03	9/04

Net income	216.9	59.2	38.9	22.2	23.9
Shareholders’ equity	3,389.6	1,236.6	678.5	377.4	234.1

Shares outstanding and stock splits			(thousands of shares)

	0/00	0/01	0/02	9/03	9/04

As of the end of the period (less TS)	10,788	33,117	64,710	123,488	254,565
Weighted-average for the period (less TS)	10,784	32,815	64,853	125,633	253,519

Stock splits		5/01	5/02	5/03	5/04
	—	1à3	1à2	1à2	1à2

Issuance of common stock	8,583	22,208	33,156	66,312	134,915

Note	1:	8,583 new shares were issued as a result of the exercise of warrants during the six months ended September 30, 2000.
Note	2:	21,818,676 new shares were issued as a result of a 3 for 1 stock split in May 2001.
In addition, 390,000 new shares were issued as a result of the exercise of stock options during the six months ended September 30, 2001.
Note	3:	33,156,014 new shares were issued as a result of a 2 for 1 stock split in May 2002.
Note	4:	66,312,028 new shares were issued as a result of a 2 for 1 stock split in May 2003.
Note	5:	134,726,192 new shares were issued as a result of a 2 for 1 stock split in May 2004.
In addition, 186,979 new shares were issued as a result of the exercise of warrants and 2,547 new shares were issued as a result of conversion of convertible bond during the six months ended September 30, 2004.

non-consolidated

Non-Consolidated Operating Results

Japanese GAAP

non-consolidated

Non-Consolidated Operating Results
as of or for the six months ended Sept. 30, 2004

	(millions of yen, %)

	9/03	% of total	9/04	% of total	% change

Total loans receivable	170,192	100.0	137,521	100.0	–19.2
Loans to consumers	97,870	57.5	53,252	38.7	–45.6
Consumer loans	37,797	22.2	2,374	1.7	–93.7
Wide loans	60,073	35.3	50,878	37.0	–15.3
Loans to small business owners	70,663	41.5	73,923	53.8	4.6
Small business owner loans	52,962	31.1	54,724	39.8	3.3
Business Timely loans	17,701	10.4	19,198	14.0	8.5
Secured loans	1,441	0.9	10,189	7.4	—
Notes receivable	216	0.1	155	0.1	–28.2

Guaranteed loans outstanding	2,394	—	5,498	—	136.5

Total operating revenues	20,799	100.0	16,805	100.0	–19.2
Interest income from notes and loans receivable	19,823	95.3	15,398	91.6	–22.3
Loans to consumers	11,729	56.4	7,097	42.2	–39.5
Consumer loans	5,064	24.3	1,654	9.8	–67.3
Wide loans	6,665	32.1	5,443	32.4	–18.3
Loans to small business owners	8,002	38.5	7,900	47.0	–1.3
Small business owner loans	5,736	27.6	5,488	32.7	–4.3
Business Timely loans	2,265	10.9	2,412	14.3	6.5
Secured loans	86	0.4	365	2.2	321.7
Notes receivable	4	0.0	35	0.2	—
Other financial income	0	0.0	0	0.0	–71.3
Other operating income	975	4.7	1,406	8.4	44.2

Total operating expenses	15,564	74.8	12,627	75.1	–18.9
Financial costs	1,741	8.4	1,419	8.4	–18.5
Other operating expenses	13,823	66.4	11,207	66.7	–18.9
Advertising expenses	61	0.3	63	0.4	4.1
Commission fees	354	1.7	374	2.2	5.5
Loans charged off	10	0.0	31	0.2	201.7
Provision for loan losses	7,006	33.7	4,328	25.7	–38.2
Salaries and employees benefits	3,218	15.5	2,904	17.3	–9.8
Lease and rental expenses	936	4.5	968	5.8	3.4
Other	2,235	10.7	2,536	15.1	13.5

Operating income	5,235	25.2	4,178	24.9	–20.2

Other income	48	0.2	513	3.0	—
Other expenses	42	0.2	259	1.5	—

Ordinary income	5,241	25.2	4,432	26.4	–15.4

Special gains	173	0.8	3,346	19.9	—
Special losses	673	3.2	31	0.2	–95.4

Income before income taxes	4,740	22.8	7,748	46.1	63.4

Net income	2,665	12.8	4,567	27.2	71.4

Net income per share (¥)	21.2	—	18.0	—	—

Cash dividends per share (¥)	3.75	—	2.75	—	—

Note	1:	The average number of shares of common stock outstanding for the six months ended September 30, 2003 was 125,633,219 shares.
Note	2:	The average number of shares of common stock outstanding for the six months ended September 30, 2004 was 253,519,211 shares.
Note	3:	Nissin Co., Ltd. completed a 2 for 1 stock split in May 2004.

non-consolidated

Non-Consolidated Balance Sheet as of Sept. 30, 2004

	(millions of yen, %)

	3/04	% of total	9/04	% of total	¥ change

Current assets	186,454	92.4	151,136	84.4	–35,318
Cash and deposits	18,362	9.1	18,681	10.4	318
Notes and loans receivable	175,440	87.0	137,521	76.8	–37,918
Other	3,076	1.5	1,847	1.1	–1,228
Allowance for loan losses	–10,424	–5.2	–6,914	–3.9	3,510

Fixed assets	15,278	7.6	27,975	15.6	12,696
Tangible fixed assets	953	0.5	966	0.5	13
Land	355	0.2	355	0.2	0
Other	597	0.3	610	0.3	13
Intangible fixed assets	1,085	0.5	2,209	1.2	1,124
Investments and other assets	13,240	6.6	24,799	13.9	11,559
Investment securities	9,167	4.5	13,325	7.5	4,157
Other	7,177	3.6	14,719	8.2	7,542
Allowance for loan losses	–3,103	–1.5	–3,244	–1.8	–140

Total assets	201,733	100.0	179,111	100.0	–22,621

Current liabilities	81,395	40.3	64,405	35.9	–16,989
Short-term interest-bearing debts	77,223	38.3	60,173	33.6	–17,050
Other	4,171	2.0	4,232	2.3	61

Long-term liabilities	67,188	33.3	57,279	32.0	–9,908
Long-term interest-bearing debts	66,143	32.8	56,459	31.5	–9,684
Other	1,044	0.5	820	0.5	–224

Total liabilities	148,583	73.6	121,685	67.9	–26,898

Common stock	7,218	3.6	7,245	4.1	27

Additional paid-in capital	9,691	4.8	9,842	5.5	151

Retained earnings	36,821	18.3	40,728	22.7	3,906
Legal reserve	400	0.2	400	0.2	—
General reserves	30,800	15.3	35,100	19.6	4,300
Unappropriated retained earnings	5,620	2.8	5,227	2.9	–393

Unrealized gains(losses) on other securities	3,147	1.6	2,917	1.6	–229

Treasury stock	–3,727	–1.9	–3,307	–1.8	420

Total shareholders’ equity	53,150	26.4	57,426	32.1	4,276

Total liabilities and shareholders’ equity	201,733	100.0	179,111	100.0	–22,621

non-consolidated

Balance of Loans Receivable and Number of Accounts by Product

	(millions of yen)

	3/00	3/01	3/02	3/03	3/04	9/03	9/04

Total loans receivable	111,484	127,217	154,022	175,123	175,440	170,192	137,521

Loans to consumers	85,403	90,041	100,207	103,705	91,290	97,870	53,252
Total consumer loans	42,496	43,278	46,179	40,938	35,604	37,797	2,374
Consumer loans	42,416	39,268	37,247	31,300	25,078	27,668	2,235
VIP loans	80	4,010	8,932	9,638	10,525	10,128	139
Wide loans	42,907	46,762	54,027	62,767	55,686	60,073	50,878
Loans to small business owners	24,327	35,428	52,498	69,953	73,811	70,663	73,923
Small business owner loans	24,229	27,756	36,464	52,651	55,152	52,962	54,724
Business Timely loans	97	7,671	16,034	17,302	18,658	17,701	19,198
Secured loans	1,706	1,706	1,304	1,449	9,942	1,441	10,189
Notes receivable	46	40	11	15	396	216	155

% of total

	3/00	3/01	3/02	3/03	3/04	9/03	9/04

Total loans receivable	100.0	100.0	100.0	100.0	100.0	100.0	100.0

Loans to consumers	76.5	70.8	65.1	59.2	52.0	57.5	38.7
Total consumer loans	38.0	34.0	30.0	23.4	20.3	22.2	1.7
Consumer loans	37.9	30.8	24.2	17.9	14.3	16.2	1.6
VIP loans	0.1	3.2	5.8	5.5	6.0	6.0	0.1
Wide loans	38.5	36.8	35.1	35.8	31.7	35.3	37.0
Loans to small business owners	21.8	27.8	34.1	40.0	42.1	41.5	53.8
Small business owner loans	21.7	21.8	23.7	30.1	31.5	31.1	39.8
Business Timely loans	0.1	6.0	10.4	9.9	10.6	10.4	14.0
Secured loans	1.5	1.4	0.8	0.8	5.7	0.9	7.4
Notes receivable	0.0	0.0	0.0	0.0	0.2	0.1	0.1

	(accounts)

	3/00	3/01	3/02	3/03	3/04	9/03	9/04

Total number of accounts	166,530	171,645	187,456	180,087	163,195	170,788	81,082

Loans to consumers	154,206	151,159	156,840	142,436	122,784	131,569	40,012
Total consumer loans	129,646	123,200	125,393	106,731	88,809	96,224	7,737
Consumer loans	129,547	118,190	114,749	95,195	75,997	83,992	7,541
VIP loans	99	5,010	10,644	11,536	12,812	12,232	196
Wide loans	24,560	27,959	31,447	35,705	33,975	35,345	32,275
Loans to small business owners	11,826	20,002	30,241	37,337	39,957	38,877	40,642
Small business owner loans	11,703	13,523	17,002	22,826	23,794	23,643	23,909
Business Timely loans	123	6,479	13,239	14,511	16,163	15,234	16,733
Secured loans	436	439	357	286	278	266	323
Notes receivable	62	45	18	28	176	76	105

Average balance of loans per account	(thousands of yen)

	3/00	3/01	3/02	3/03	3/04	9/03	9/04

Loans to consumers	553	595	638	728	743	744	1,331
Total consumer loans	327	351	368	383	400	392	307
Consumer loans	327	332	324	328	329	329	296
VIP loans	813	800	839	835	821	828	712
Wide loans	1,747	1,672	1,718	1,757	1,639	1,699	1,576
Loans to small business owners	2,057	1,771	1,736	1,873	1,847	1,817	1,819
Small business owner loans	2,070	2,053	2,145	2,306	2,317	2,240	2,289
Business Timely loans	789	1,183	1,211	1,192	1,154	1,161	1,147
Secured loans	3,914	3,886	3,655	5,066	35,763	5,420	31,547
Notes receivable	741	888	616	547	2,252	2,849	1,481

non-consolidated

Applications and Approvals by Product

	(accounts, %)

	3/00	3/01	3/02	3/03	3/04	9/03	9/04

Consumer loans

Number of applications	93,813	99,225	176,803	66,117	32,698	17,848	12,247
Number of approvals	30,177	28,640	38,529	17,505	7,764	4,372	1,614
Ratio of approval (%)	32.17	28.86	21.79	26.48	23.74	24.50	13.18

VIP loans

Number of applications	152	5,605	7,033	2,809	3,338	1,693	283
Number of approvals	101	5,028	6,599	2,579	3,064	1,574	230
Ratio of approval (%)	66.45	89.71	93.83	91.81	91.79	92.97	81.27

Wide loans

Number of applications	10,629	10,430	12,507	15,485	9,924	5,674	3,337
Number of approvals	8,813	8,129	10,003	12,524	7,773	4,458	2,632
Ratio of approval (%)	82.91	77.94	79.98	80.88	78.33	78.57	78.87

Small business owner loans

Number of applications	6,045	4,955	6,615	10,202	6,678	3,628	3,158
Number of approvals	5,471	4,334	6,034	9,332	5,779	3,142	2,709
Ratio of approval (%)	90.50	87.47	91.22	91.47	86.54	86.60	85.78

Business Timely loans

Number of applications	195	13,182	22,461	17,999	25,184	8,708	29,389
Number of approvals	123	10,488	14,439	6,826	9,807	3,800	10,077
Ratio of approval (%)	63.59	79.56	64.28	37.92	38.94	43.64	34.29

Secured loans

Number of applications	357	267	102	93	142	38	191
Number of approvals	276	199	68	65	97	25	131
Ratio of approval (%)	77.31	74.53	66.67	69.89	68.31	65.79	68.59

Notes receivable

Number of applications	289	280	137	110	440	131	282
Number of approvals	201	204	102	90	385	97	222
Ratio of approval (%)	69.55	72.86	74.45	81.82	87.50	74.05	78.72

Note	1:	The figures for consumer loans do not include the numbers of applications and approvals through tie-up companies since the beginning of April 2002.
Note	2:	The number of approvals for Business Timely loans refers to the number of cardholders, which includes credit lines with zero balances.

non-consolidated

Customer Attributes(I)

	Consumer loans				Wide loans
	9/02	9/03	9/04	yoy%	9/02	9/03	9/04	yoy%

Number of Accounts	119,620	96,224	7,737	–92.0	33,415	35,345	32,275	–8.7

% of total

By gender
Male	48.6	48.4	61.4	13.0	50.5	52.2	53.6	1.4
Female	51.4	51.6	38.6	–13.0	49.5	47.8	46.4	–1.4
By age
20~29 years old	18.6	15.4	10.3	–5.1	20.4	20.6	19.1	–1.5
30~39 years old	28.2	28.1	20.3	–7.8	30.8	30.8	31.1	0.3
40~49 years old	22.6	23.1	22.6	–0.5	23.6	23.0	23.2	0.2
50~59 years old	18.7	19.8	24.8	5.0	18.8	19.0	19.5	0.5
60 years old or over	11.9	13.6	22.0	8.4	6.4	6.6	7.1	0.5
By annual income
3 million or less	58.6	58.6	40.5	–18.1	52.9	53.5	53.5	0.0
~5 million	28.6	28.5	33.6	5.1	34.0	34.0	33.6	–0.4
~7 million	7.6	7.8	12.8	5.0	9.5	8.9	9.1	0.2
~9 million	2.5	2.5	4.9	2.4	2.5	2.5	2.6	0.1
more than 9 million	2.7	2.6	8.2	5.6	1.1	1.1	1.2	0.1
By years of service
Less than 1 year	16.3	15.2	9.6	–5.6	12.8	11.9	11.3	–0.6
1~3 years	15.0	12.8	14.3	1.5	16.3	17.3	15.7	–1.6
3~5 years	13.5	13.2	12.8	–0.4	17.2	16.9	17.3	0.4
5~10 years	24.0	24.8	20.3	–4.5	27.8	27.3	27.9	0.6
10~15 years	14.4	15.4	12.9	–2.5	14.0	14.4	14.1	–0.3
15~20 years	6.2	6.9	10.2	3.3	5.5	5.6	6.7	1.1
20 years or over	10.6	11.7	19.9	8.2	6.4	6.6	7.0	0.4
By amount
Less than 0.1 million	11.8	11.0	14.2	3.2	1.3	1.3	1.7	0.4
0.1~0.2 million	12.3	12.0	17.3	5.3	1.4	1.7	2.2	0.5
0.2~0.3 million	13.5	12.8	19.0	6.2	1.7	1.8	2.2	0.4
0.3~0.4 million	12.3	12.8	16.4	3.6	1.9	1.8	2.5	0.7
0.4~0.5 million	41.2	39.7	29.2	–10.5	2.1	2.4	2.8	0.4
0.5~1 million	8.9	11.7	3.9	–7.8	13.8	14.7	17.5	2.8
1~1.5 million	—	—	—	—	16.3	16.8	19.9	3.1
1.5~2 million	—	—	—	—	20.1	21.6	22.2	0.6
2~2.5 million	—	—	—	—	18.1	18.9	17.0	–1.9
2.5~3 million	—	—	—	—	20.1	16.7	7.1	–9.6
3 million or more	—	—	—	—	3.2	2.3	4.9	2.6
By occupation
Salaried employee	68.2	65.3	45.0	–20.3	—	87.4	90.8	3.4
Self-employed	18.6	19.4	50.9	31.5	—	1.7	1.9	0.2
Housewife	10.0	9.4	2.7	–6.7	—	6.0	5.3	–0.7
Other	3.2	5.9	1.4	–4.5	—	4.9	2.0	–2.9

non-consolidated

Customer Attributes(II)

	Small business owner loans				Business Timely loans
	9/02	9/03	9/04	yoy%	9/02	9/03	9/04	yoy%

Number of Accounts	19,677	23,643	23,909	1.1	14,410	15,234	16,733	9.8

% of total

By Gender
Male	65.4	66.8	67.9	1.1	60.7	62.6	63.2	0.6
Female	34.6	33.2	32.1	–1.1	39.3	37.4	36.8	–0.6
By age
20~30 years old	3.7	3.2	2.7	–0.5	2.1	1.9	1.7	–0.2
30~40 years old	19.6	18.8	17.7	–1.1	13.7	13.3	12.9	–0.4
40~50 years old	25.6	25.3	25.2	–0.1	25.5	25.3	25.1	–0.2
50~60 years old	34.5	34.8	34.8	0.0	38.3	37.7	37.2	–0.5
60 years old or over	16.6	17.9	19.6	1.7	20.4	21.8	23.1	1.3
By annual income
3 million or less	24.7	23.2	23.4	0.2	7.1	11.8	18.1	6.3
~5 million	26.8	31.4	32.8	1.4	14.3	20.2	26.2	6.0
~7 million	16.4	18.0	18.5	0.5	11.1	12.8	14.0	1.2
~9 million	9.7	9.5	9.7	0.2	10.6	9.8	9.0	–0.8
more than 9 million	22.4	17.9	15.6	–2.3	56.9	45.4	32.7	–12.7
By years of service (years of opening)
Less than 1 year	8.1	5.3	4.5	–0.8	1.8	1.6	1.7	0.1
1~3 years	10.8	10.0	8.6	–1.4	12.9	9.0	8.2	–0.8
3~5 years	12.6	12.5	12.0	–0.5	13.1	13.4	12.2	–1.2
5~10 years	23.7	24.7	25.2	0.5	22.0	24.1	24.1	0.0
10~15 years	17.1	17.6	16.0	–1.6	16.9	16.9	15.7	–1.2
15~20 years	9.2	9.7	12.2	2.5	10.9	11.4	13.5	2.1
20 years or over	18.5	20.2	21.5	1.3	22.4	23.6	24.6	1.0
By amount
Less than 0.1 million	0.9	0.8	1.2	0.4	1.1	1.1	1.2	0.1
0.1~0.2 million	1.0	1.0	1.4	0.4	1.4	1.4	1.6	0.2
0.2~0.3 million	1.1	1.2	1.6	0.4	2.0	1.8	2.3	0.5
0.3~0.4 million	1.2	1.4	1.7	0.3	2.2	2.4	2.7	0.3
0.4~0.5 million	1.5	1.7	1.7	0.0	4.1	4.3	4.8	0.5
0.5~1 million	10.9	11.3	11.9	0.6	46.4	45.8	41.9	–3.9
1~1.5 million	12.6	12.1	13.8	1.7	7.4	12.9	17.8	4.9
1.5~2 million	16.5	17.3	17.1	–0.2	34.9	30.0	27.0	–3.0
2~2.5 million	14.0	13.6	14.8	1.2	0.5	0.3	0.5	0.2
2.5~3 million	17.4	16.5	12.5	-4.0	0.0	0.0	0.1	0.1
3 million or more	22.9	23.1	22.3	–0.8	0.0	0.0	0.1	0.1
By industry
Manufacturing	5.6	5.5	5.8	0.3	4.4	5.0	5.1	0.1
Construction	16.4	16.5	16.5	0.0	4.5	5.4	5.9	0.5
Transportation/communication	4.2	4.0	3.8	–0.2	0.9	1.0	1.0	0.0
Wholesale/retail/restaurant	49.3	49.7	48.9	–0.8	70.0	67.0	65.7	–1.3
Finance/insurance	0.7	0.7	0.8	0.1	0.3	0.4	0.4	0.0
Real estate broker	1.0	1.2	1.4	0.2	1.1	1.2	1.3	0.1
Service industry	16.9	18.0	18.8	0.8	18.1	19.2	19.4	0.2
Other	5.9	4.4	4.0	–0.4	0.7	0.8	1.2	0.4

non-consolidated

Attributes of Guarantor

	Wide loans				Small business owner loans
	9/02	9/03	9/04	yoy%	9/02	9/03	9/04	yoy%

Number of Accounts	33,415	35,345	32,275	–8.7	19,677	23,643	23,909	1.1

% of total

By gender
Male	63.9	61.7	62.4	0.7	73.6	72.1	73.4	1.3
Female	36.1	38.3	37.6	–0.7	26.4	27.9	26.6	–1.3
By age
20~30 years old	31.9	31.4	29.9	–1.5	20.3	19.3	17.3	–2.0
30~40 years old	24.0	23.4	24.4	1.0	24.8	24.8	25.5	0.7
40~50 years old	16.3	15.8	15.6	–0.2	22.0	21.6	22.0	0.4
50~60 years old	17.4	17.6	17.7	0.1	21.5	21.7	22.0	0.3
60 years old or over	10.4	11.8	12.4	0.6	11.4	12.6	13.2	0.6
By annual income
3 million or less	45.2	48.9	48.6	–0.3	29.4	31.6	29.9	–1.7
~5 million	38.4	36.3	36.4	0.1	39.3	38.7	39.0	0.3
~7 million	11.1	9.9	10.0	0.1	17.7	17.1	17.6	0.5
~9 million	3.3	3.0	3.2	0.2	7.2	6.8	7.3	0.5
more than 9 million	2.0	1.9	1.8	–0.1	6.4	5.8	6.2	0.4
By years of service
Less than 1 year	5.9	5.4	4.6	–0.8	5.8	4.4	3.6	–0.8
1~3 years	13.5	14.6	11.4	–3.2	11.5	12.3	9.8	–2.5
3~5 years	14.8	15.1	16.8	1.7	12.5	12.6	13.2	0.6
5~10 years	28.3	28.1	28.8	0.7	24.1	24.6	25.6	1.0
10~15 years	16.5	15.8	15.6	–0.2	17.6	17.5	16.6	–0.9
15~20 years	7.4	7.3	8.5	1.2	8.9	8.7	10.3	1.6
20 years or more	13.6	13.7	14.3	0.6	19.6	19.9	20.9	1.0
By borrowings from finance companies
0~1 company	81.3	81.9	75.0	–6.9	82.8	83.5	78.0	–5.5
2 companies	10.2	10.2	11.1	0.9	9.4	9.7	10.6	0.9
3 companies	3.7	3.6	5.6	2.0	3.6	3.4	5.0	1.6
4 companies	1.7	1.6	3.4	1.8	1.6	1.4	2.6	1.2
5 companies	1.2	1.0	2.1	1.1	1.1	0.8	1.8	1.0
6 companies	0.8	0.8	1.4	0.6	0.7	0.6	1.0	0.4
7 companies or more	1.1	0.9	1.4	0.5	0.8	0.6	1.0	0.4
By occupation
Salaried employee	89.5	88.9	89.2	0.3	81.0	81.4	82.6	1.2
Self-employed	7.5	7.6	7.4	–0.2	16.3	16.1	15.2	–0.9
House wife	1.0	1.2	1.0	–0.2	0.6	0.6	0.5	–0.1
Others	2.0	2.3	2.4	0.1	2.1	1.9	1.7	–0.2
By relationship with the applicant
Acquaintance	9.2	8.2	7.9	–0.3	10.9	9.7	9.2	–0.5
Friend	22.6	22.6	23.2	0.6	28.9	29.6	30.2	0.6
Close relative living with applicant	23.9	25.9	26.2	0.3	17.7	19.1	18.0	–1.1
Close relative not living with applicant	40.2	39.5	38.5	–1.0	35.5	35.4	33.9	–1.5
Other relative	3.7	3.4	3.9	0.5	4.7	4.3	5.3	1.0
Other	0.4	0.4	0.3	–0.1	2.3	1.9	3.4	1.5

non-consolidated

Number of Offices/Productivity

Number of Offices by Region at Period End

	3/00	3/01	3/02	3/03	3/04	9/03	9/04

Total number of offices	59	67	72	72	70	72	55
Hokkaido area	1	1	2	2	2	2	2
Tohoku area	4	4	5	5	5	5	4
Kanto area	24	28	26	25	24	26	21
Chubu area	7	7	7	7	7	7	6
Kinki area	6	8	12	12	12	12	8
Chugoku area	4	4	5	5	5	5	3
Shikoku area	6	6	6	6	5	5	4
Kyushu area	7	9	9	10	10	10	7

Number of automated loan application machines	16	16	—	—	—	—	—
Number of tie-up CD/ATMs	1,084	1,049	1,111	1,108	1,116	1,109	—

Note	1:	The number of offices does not include unmanned offices.
Note	2:	All automated loan application machines were closed in August 2001. In addition, tie-ups with financial institutions on use of their CD/ATMs were terminated at end of May 2004.

Productivity per Employee and per Office at Period End					(millions of yen)

	3/00	3/01	3/02	3/03	3/04	9/03	9/04

Loans receivable	111,484	127,217	154,022	175,123	175,440	170,192	137,521

Offices
Number of offices	59	67	72	72	70	72	55
Number of employees	491	557	641	615	571	697	543
Loans receivable/employee	227	228	240	284	307	244	253
Accounts/employee	339	308	292	293	286	245	149
Total
Number of offices	59	67	72	72	70	72	55
Number of employees in all	604	690	826	813	785	890	743
Loans receivable/employee	184	184	186	215	223	191	185
Accounts/employee	276	249	226	221	207	191	109
Ordinary income/employee	13.2	13.4	11.4	12.6	13.4	5.8	6.0
Net income/employee	7.3	7.6	6.0	6.1	6.9	2.9	6.1
Loans receivable/office	1,889	1,898	2,139	2,432	2,506	2,363	2,500
Accounts/office	2,822	2,561	2,603	2,501	2,331	2,372	1,474
Ordinary income/office	135.6	137.6	131.0	143.1	151.3	72.7	80.6
Net income/office	74.9	78.1	69.1	68.7	78.3	37.0	83.0

non-consolidated

Loans charged off and Allowance for loan losses

Loans charged off					(millions of yen)

	3/00	3/01	3/02	3/03	3/04	9/03	9/04

Total loans receivable	113,884	129,256	156,073	177,751	179,290	173,528	141,496
Loans to consumers	86,790	91,044	101,212	104,930	93,064	99,483	55,019
Consumer loans	42,496	43,278	46,179	40,938	35,604	37,797	2,374
Wide loans	44,294	47,765	55,033	63,992	57,459	61,686	52,644
Loans to small business owners	25,324	36,353	53,421	71,217	75,826	72,301	76,033
Small business owner loans	25,226	28,682	37,386	53,915	57,167	54,600	56,834
Business Timely loans	97	7,671	16,034	17,302	18,658	17,701	19,198
Secured loans	1,722	1,817	1,427	1,588	10,003	1,526	10,263
Notes receivable	46	40	11	15	396	216	180

Total loans charged off	4,454	5,057	6,982	10,337	11,759	6,058	4,235
Loans to consumers	4,007	4,182	5,113	7,093	7,404	3,989	1,849
Consumer loans	3,389	3,378	3,883	4,868	4,426	2,479	376
Wide loans	618	804	1,229	2,225	2,977	1,509	1,472
Loans to small business owners	446	867	1,820	3,220	4,255	2,021	2,377
Small business owner loans	446	756	991	1,640	2,468	1,180	1,325
Business Timely loans	—	110	829	1,579	1,787	840	1,052
Secured loans	0	4	48	23	100	47	9
Notes receivable	—	3	—	—	—	—	—

Ratio of loans charged off(a)	3.76%	3.77%	4.28%	5.50%	6.16%	3.37%	2.91%
Loans to consumers	4.41%	4.39%	4.81%	6.33%	7.37%	3.86%	3.25%
Consumer loans	7.39%	7.24%	7.76%	10.63%	11.06%	6.16%	13.68%
Wide loans	1.38%	1.66%	2.19%	3.36%	4.93%	2.39%	2.72%
Loans to small business owners	1.73%	2.33%	3.30%	4.33%	5.31%	2.72%	3.03%
Small business owner loans	1.74%	2.57%	2.58%	2.95%	4.14%	2.12%	2.28%
Business Timely loans	—	1.42%	4.92%	8.36%	8.74%	4.53%	5.20%
Secured loans	0.03%	0.22%	3.25%	1.45%	0.99%	3.04%	0.09%
Notes receivable	—	7.28%	—	—	—	—	—

Note:	Bankrupt and delinquent loans receivable are included in loans receivable.

Allowance for loan losses					(millions of yen)

	3/00	3/01	3/02	3/03	3/04	9/03	9/04

Balance of allowance for loan losses at period end	7,032	7,482	8,831	11,828	13,453	12,764	10,016
Allowance for loan losses ratio(b)	6.17%	5.79%	5.66%	6.65%	7.50%	7.36%	7.08%

Note:	(a) to the sum of loans outstanding + loans charged off; (b) to loans outstanding after loans are charged off.

non-consolidated

Interest Rate on Loans Outstanding and Borrowing

	(%)

	3/00	3/01	3/02	3/03	3/04	9/03	9/04

Contractual interest rate	26.6	26.3	25.9	25.3	24.0	25.1	23.3
Consumer loans	28.7	28.2	27.6	27.3	27.0	27.1	27.0
Wide loans	25.5	25.3	24.9	24.5	24.1	24.3	24.0
Small business owner loans	25.5	25.2	24.8	24.4	23.1	24.3	23.8
Business Timely loans	28.4	28.0	27.8	27.5	27.1	27.3	26.9
Real estate secured loans	20.2	20.4	20.5	20.6	12.3	19.0	9.9

Note:	Figures are weighted average rates at the end of the period.

	(millions of yen, %)

	3/00	3/01	3/02	3/03	3/04	9/03	9/04

Total borrowings at period end	100,232	118,259	130,058	152,394	143,367	140,863	116,632
Short-term (includes CP)	1,872	1,740	1,400	5,500	5,300	4,500	5,683
Long-term (includes bonds)	98,360	116,519	128,658	146,894	138,067	136,363	110,949
Total amount of borrowing by effective fixed interest rate	79,838	102,282	106,931	87,870	92,455	80,481	73,841
Fixed rate	38,838	61,282	74,931	87,870	92,455	80,481	73,841
Interest rate caps/swaps	41,000	41,000	32,000	—	—	—	—
% of borrowing by effective fixed interest rate	81.2	87.8	83.1	59.8	67.0	59.0	66.6

Weighted average borrowing rate at period end	3.7	3.2	2.8	2.3	2.2	2.3	2.1
Direct	3.2	3.0	2.7	2.3	2.0	2.2	1.8
Indirect	3.7	3.3	2.8	2.4	2.3	2.4	2.2
Weighted average borrowing rate for the period (all cost included)	4.1	3.7	3.1	2.6	2.3	2.3	2.2
Direct	3.0	3.1	2.8	2.5	2.2	2.2	2.1
Indirect	4.2	3.9	3.4	2.7	2.4	2.4	2.3
(borrowing cost only)	3.9	3.5	3.0	2.6	2.4	2.4	2.3

non-consolidated

Breakdown of Borrowings as of Sept. 30, 2004

	(millions of yen)

	3/00	3/01	3/02	3/03	3/04	9/03	9/04

Total borrowings	100,232	118,259	130,058	152,394	143,367	140,863	116,632
Indirect	86,252	79,279	80,558	101,420	92,701	96,186	83,850
Banks	39,234	47,443	57,551	64,875	59,263	63,522	59,112
Life insurance companies	2,435	1,324	437	200	100	140	0
Non-life insurance companies	8,566	3,728	1,600	2,327	2,407	1,696	2,259
Other financial institutions	500	1,075	2,247	3,829	5,508	3,921	4,828
Nonbanks	35,515	25,707	18,722	30,188	25,423	26,906	17,651
Direct	13,980	38,980	49,500	50,974	50,665	44,677	32,781
Bonds/convertible bonds	13,980	38,980	49,500	41,500	37,500	37,000	26,999
Commercial papers	—	—	—	2,400	3,200	1,400	1,500
ABCP	—	—	—	7,074	9,964	6,277	4,282

% change from the previous fiscal year-end

	3/00	3/01	3/02	3/03	3/04	9/03	9/04

Total borrowings	22.8	18.0	10.0	17.2	–5.9	–7.6	–18.7
Indirect	5.6	–8.1	1.6	30.2	–8.6	–8.3	–9.6
Banks	19.1	20.9	21.3	12.7	–8.7	–2.1	–0.3
Life insurance companies	–15.5	–45.6	–67.0	–54.2	–50.0	–30.0	–100.0
Non-life insurance companies	23.2	–56.5	–57.1	45.4	3.4	–27.1	–6.1
Other financial institutions	–27.2	115.0	109.0	70.4	43.8	2.4	–12.4
Nonbanks	–7.0	–27.6	–27.2	79.9	–15.8	–20.1	–30.6
Direct	—	178.8	27.0	–4.1	–0.6	–5.9	–35.3
Bonds/convertible bonds	—	178.8	27.0	–16.2	–9.6	–10.8	–28.0
Commercial papers	—	—	—	—	33.3	–41.7	–53.1
ABCP	—	—	—	—	40.9	75.6	–57.0

% of total

	3/00	3/01	3/02	3/03	3/04	9/03	9/04

Total borrowings	100.0	100.0	100.0	100.0	100.0	100.0	100.0
Indirect	86.1	67.0	61.9	66.6	64.7	68.3	71.9
Banks	39.2	40.1	44.3	42.7	41.4	45.1	50.7
Life insurance companies	2.4	1.1	0.3	0.1	0.1	0.1	0.0
Non-life insurance companies	8.5	3.2	1.2	1.5	1.7	1.2	2.0
Other financial institutions	0.5	0.9	1.7	2.5	3.8	2.8	4.1
Nonbanks	35.5	21.7	14.4	19.8	17.7	19.1	15.1
Direct	13.9	33.0	38.1	33.4	35.3	31.7	28.1
Bonds/convertible bonds	13.9	33.0	38.1	27.2	26.2	26.2	23.1
Commercial papers	—	—	—	1.6	2.2	1.0	1.3
ABCP	—	—	—	4.6	6.9	4.5	3.7

non-consolidated

Financial Ratios

	(millions)

	9/00	9/01	9/02	9/03	9/04

Operating income	4,318	4,310	4,455	5,235	4,178
Ordinary income	4,173	4,001	4,450	5,241	4,432
Net income	2,408	2,062	2,387	2,665	4,567
Shareholders’ equity ratio (%)	25.0	24.6	23.2	24.3	32.1
Return on equity (%)	6.8	5.1	5.5	5.8	8.3
Operating income to total assets (%)	3.0	2.6	2.4	2.7	2.2
Ordinary income to total assets (%)	3.0	2.4	2.4	2.7	2.3
Return on assets (%)	1.7	1.3	1.3	1.4	2.4
Operating margin (%)	28.5	24.8	22.0	25.2	24.9
Ordinary income margin (%)	26.6	23.0	22.0	25.2	26.4
Net income margin (%)	15.4	11.9	11.8	12.8	27.2
Current ratio (%)	303.8	295.0	289.6	253.0	234.7
Fixed assets ratio (%)	35.3	32.5	27.0	20.7	48.7

non-consolidated

Adjusted Per Share Data

Adjusted per share data			(yen)

	9/00	9/01	9/02	9/03	9/04

Net income	9.3	7.9	9.2	10.6	18.0
Shareholders’ equity	141.5	155.3	170.0	188.3	225.6
Cash dividends	1.46	1.56	1.63	1.88	2.75

% change from the previous year or a corresponding period of previous fiscal year			(%)

	9/00	9/01	9/02	9/03	9/04

Net income	5.0	–15.5	17.1	15.2	69.8
Shareholders’ equity	8.1	4.3	3.3	6.2	7.3
Cash dividends	40.0	7.1	4.0	15.4	46.7

Per share data (unadjusted)			(yen)

	9/00	9/01	9/02	9/03	9/04

Net income	223.3	62.9	36.8	21.2	18.0
Shareholders’ equity	3,396.2	1,242.6	680.2	376.6	225.6
Cash dividends	35.00	12.50	6.50	3.75	2.75

Shares outstanding and stock splits			(thousands of shares)

	9/00	9/01	9/02	9/03	9/04

As of the end of the period	10,788	33,117	64,710	123,488	254,565
Weighted-average for the period	10,784	32,815	64,853	125,633	253,519
Stock splits		5/01	5/02	5/03	5/04
	—	1à3	1à2	1à2	1à2
Issuance of common stock	8,583	22,208	33,156	66,312	134,915

Note	1:	8,583 new shares were issued as a result of the exercise of warrants during the six months ended September 30, 2000.
Note	2:	21,818,676 new shares were issued as a result of a 3 for 1 stock split in May 2001.
In addition, 390,000 new shares were issued as a result of the exercise of stock options during the six months ended September 30, 2001.
Note	3:	33,156,014 new shares were issued as a result of a 2 for 1 stock split in May 2002.
Note	4:	66,312,028 new shares were issued as a result of a 2 for 1 stock split in May 2003.
Note	5:	134,726,192 new shares were issued as a result of a 2 for 1 stock split in May 2004.
In addition, 186,979 new shares were issued as a result of the exercise of warrants and 2,547 new shares were issued as a result of conversion of convertible bond during the six months ended September 30, 2004.